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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2000

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)
800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5.  Other Events

    On December 14, 2000, Xcel Energy Inc., a Minnesota corporation (the "Company") entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $600,000,000 in aggregate principal amount of the Company's 7% Senior Notes, Series due 2010.

Item 7.  Financial Statements and Exhibits

Exhibits
1.01	Underwriting Agreement, dated December 14, 2000 between Xcel Energy Inc. and Salomon Smith Barney Inc. as representative of the underwriters named therein relating to $600,000,000 principal amount of 7% Senior Notes, Series due 2010.
4.01	Trust Indenture dated as of December 1, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee.
4.02
Supplemental Trust Indenture dated as of December 15, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, creating $600,000,000 principal amount of 7% Senior Notes, Series due 2010.
12.01	Computation of ratio of earnings to fixed charges.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC. (a Minnesota Corporation)
By:	/s/ PAUL E. PENDER Paul E. Pender Vice President and Treasurer

Dated: December 18, 2000

1

EXHIBIT INDEX

Exhibits
1.01
Underwriting Agreement, dated December 14, 2000 between Xcel Energy Inc. and Salomon Smith Barney Inc. as representative of the underwriters named therein relating to $600,000,000 principal amount of 7% Senior Notes, Series due 2010.
4.01	Trust Indenture dated as of December 1, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee.
4.02
Supplemental Trust Indenture dated as of December 15, 2000, between Xcel Energy Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, creating $600,000,000 principal amount of 7% Senior Notes, Series due 2010.
12.01	Computation of ratio of earnings to fixed charges.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits